Registration No.___________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            ------------------------

                              LCS INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                         13-2648333
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                               120 Brighton Road
                         Clifton, New Jersey 07012-1694
                                 (201) 778-5588
         (Address and Telephone Number of Principal Executive Offices)

                               Arnold J. Scheine
                                   President
                              LCS Industries, Inc.
                               120 Brighton Road
                         Clifton, New Jersey 07012-1694
                                 (201) 778-5588
           (Name, address and telephone number of agent for service)
                           -------------------------
                                    Copy to:

                           Peter B. Hirshfield, Esq.
                               Moses & Singer LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6076

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [__]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ x ]

                                          CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                       Proposed
                                                       maximum               Proposed
Title of                                               offering              maximum                       Amount of
securities                   Amount to                 price per             aggregate                     registration
to be registered             be registered             share*                offering price                fee
- ----------------             --------------            ----------            --------------                ------------
Common Stock,                232,452                   $21.25                $4,939,605                    $1,703.32
$.01 par value               shares
==================================================================================================================================

                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



- --------
* Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices reported on the NASDAQ National Market System on May 31, 1995.

                                           LCS INDUSTRIES, INC.
                                      CROSS REFERENCE SHEET REQUIRED
                                     BY ITEM 501(b) OF REGULATION S-K

                      Form S-3
               Item Number and Caption                                 Caption in Prospectus
               -----------------------                                 ---------------------
1.       Forepart of Registration                       Facing Page of Registration
         Statement and Outside                          Statement; Cross Reference Sheet
         Front Cover Page of                            and Cover Page of Prospectus
         Prospectus

2.       Inside Front and Outside                       Available Information; Information
         Back Cover Pages of                            Incorporated by Reference and
         Prospectus                                     Table of Contents

3.       Summary Information, Risk                      The Company
         Factors and Ratio of Earnings
         to Fixed Charges

4.       Use of Proceeds                                Use of Proceeds

5.       Determination of Offering                      Not Applicable
         Price

6.       Dilution                                       Not Applicable

7.       Selling Security Holders                       Selling Stockholders

8.       Plan of Distribution                           Cover Page of Prospectus; Plan of
                                                        Distribution

9.       Description of Securities to                   Description of Securities
         be Registered

10.      Interests of Named Experts                     Legal Matters; Experts
         and Counsel

11.      Material Changes                               Not Applicable

12.      Incorporation of Certain                       Information Incorporated by
         Information by Reference                       Reference

13.      Disclosure of Commission                       Indemnification of Officers and
         Position on Indemnification                    Directors
         for Securities Act Liabilities

PROSPECTUS

                              LCS INDUSTRIES, INC.
                         232,452 Shares of Common Stock
                       to be sold by Selling Stockholders


                  This Prospectus covers the offer and sale by certain stockholders (the "Selling Stockholders") of LCS Industries, Inc., a Delaware corporation (the "Company"), of up to a maximum of 232,452 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

                  No person has been authorized by the Company or the Selling Stockholders to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholders or any other person. Neither the delivery of this Prospectus nor any sale of the shares of the Common Stock of the Company offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus.

                  The Company's Common Stock is listed on the NASDAQ National Market System under the symbol "LCSI".

                     -------------------------------------

                                                             Underwriting
                                Price to                     Discounts                Proceeds to
                                Public                       and                      Company
                                --------                     Commissions              -----------
                                                             ------------
Per Share...........              $20.00*                             N/A                 N/A
Total.................          $4,649,040                            N/A                 N/A

- ---------------------------
* Based on the closing price for the Common Stock on the NASDAQ National Market System on May 31, 1995.

                     -------------------------------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     -------------------------------------

                  The date of this Prospectus is June 5, 1995.

                             AVAILABLE INFORMATION

         The Company is subject to the information and reporting requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copies may be obtained (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such documents may also be obtained (at prescribed rates) by mail, addressed to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and may also be inspected (without charge) at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Common Stock of the Company is listed on the NASDAQ National Market System.

                  The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the shares of Common Stock offered hereunder. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the Exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an Exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such Exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. The Registration Statement, including the Exhibits thereto, may be inspected and copied in the manner and at the locations described above.

                  Additional updating information with respect to the shares of Common Stock offered hereunder may be provided in the future by means of supplements to this Prospectus.

                     INFORMATION INCORPORATED BY REFERENCE

                  The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in and made a part of this Prospectus:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

                  (c) The Company's Proxy Statement dated January 18, 1995, filed pursuant to Section 14 of the Exchange Act in connection with the Annual Meeting of Stockholders of the Company held on February 28, 1995, and any definitive proxy or information statements so filed in connection with any subsequent annual or special meeting of Stockholders of the Company (except in each case for that material contained in such proxy or information statement which is not deemed to be filed with the Commission pursuant to its rules and regulations); and

                  (d) The description of the Common Stock which is contained in the Company's Form 8-A filed in June 1983 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will promptly furnish without charge to each person to whom this Prospectus is delivered, upon written request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents described above, or otherwise incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in this Prospectus). Requests should be addressed to LCS Industries, Inc., 120 Brighton Road, Clifton, New Jersey 07012-1694, Attention: Treasurer (telephone (201) 778-5588).

                                  THE COMPANY

                  The principal executive offices of the Company are located at 120 Brighton Road, Clifton, New Jersey 07012-1694 (telephone (201) 778-5588).


                                USE OF PROCEEDS

                  The Company will not receive any part of the proceeds of the sale of the shares of Common Stock hereunder.


                              SELLING STOCKHOLDERS

                  The shares of Common Stock covered by this Prospectus are being offered on behalf of the Selling Stockholders.

                  The table below sets forth the number of shares of Common Stock beneficially owned by the Selling Stockholders as of May 31, 1995, the number of shares to be offered for the account of the Selling Stockholders and the number of shares, and the percentage of the total outstanding shares of the Company, if greater than 1%, to be owned by the Selling Stockholders after completion of this offering assuming the sale of all of the offered shares.

                                                                                               Number Of
                                                                                               Offered Shares
                                                                                               To Be Owned
                                                                                               After Completion
                                                                                               Of Offering And
                                     Number Of                 Shares Of                       Percentage Of
Selling                              Shares Bene-              Common Stock                    Shares Owned If
Stockholder                          ficially Owned            Offered Hereunder               Greater Than 1%
- -----------                          --------------            -----------------               ---------------
Gerald L. King                           177,049                      177,049                          -0-

John A. Schenck                           27,701                       27,701                          -0-

Lawrence H. Morgan                        13,851                       13,851                          -0-

Timothy H. Sylvester                      13,851                       13,851                          -0-

                  Each Selling  Stockholder  is a former  stockholder of Catalog
Resources,  Inc.,  a  Delaware  corporation  ("CRI"),  all  of  the  issued  and
outstanding   stock  of  which  (the  "CRI  Stock")  was  sold  by  the  Selling
Stockholders to the Company on April 1, 1993 pursuant to an Agreement dated April 1, 1993, as amended, among the Company, CRI and the Selling Stockholders

(the "CRI Agreement"). From and after April 1, 1993, CRI has been a wholly-owned subsidiary of the Company. In partial payment for the CRI Stock, the CRI
Agreement provides for the Company to issue and deliver to the Selling Stockholders up to a maximum of 330,000 shares of Common Stock, of which an aggregate of 232,452 shares had been so issued and delivered by May 30, 1995, with the remaining 97,548 shares, in the Company's best estimate, to be issued and delivered on January 3, 1996, January 3, 1997 and January 3, 1998.

                  Mr. King was the founder of CRI and has been the President and Chief Executive Officer of CRI since its incorporation in 1989.

                  Mr. Schenck has been the Vice President of Data Processing of CRI since July 10, 1989.

                  Mr. Morgan has been the Vice President of Operations of CRI since February 24, 1992.

                  Mr. Sylvester has been the Vice President of Finance and Administration of CRI since February 24, 1992.

                  A copy of the CRI Agreement is incorporated by reference herein as an Exhibit to the Registration Statement. Reference is made thereto for the full text of the CRI Agreement, and the summary information herein given is subject thereto and qualified in its entirety by such reference. A copy of the CRI Agreement may be examined and copied at the offices of the Commission (see "AVAILABLE INFORMATION") or obtained without charge from the Company (see "INFORMATION INCORPORATED BY REFERENCE").

                              PLAN OF DISTRIBUTION

                  The shares of Common Stock offered hereunder may be sold from time to time by the Selling Stockholders or by pledgees, donees, permitted transferees or other successors-in-interest of the Selling Stockholders in the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price or in negotiated transactions. The shares of Common Stock may be sold by one or more of the following methods: (a) private transactions; (b) block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer as principal and sale by such broker or dealer for its account pursuant to this Prospectus; (d) an exchange distribution in accordance with the rules of such exchange; and (e) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 144A may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus.

                  Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer; a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of the Selling Stockholder and the participating broker-dealer(s), (ii) the number of shares of Common Stock involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

                           DESCRIPTION OF SECURITIES

Common Stock

                  The Company is authorized to issue 6,000,000 shares of Common Stock. As of May 3, 1995, 2,034,289 shares of Common Stock were issued and outstanding.

                  Each holder of a share of Common Stock (except those shares owned by stockholders who have not exchanged their old certificates for certificates representing the reclassified shares of Common Stock issuable pursuant to the two-for-one reclassification provided for in the Company's Restated Certificate of Incorporation adopted by the Company's stockholders on May 24, 1983 (the "Restated Certificate of Incorporation")) is entitled to one vote per share in the election of the Company's directors and on all other matters to which stockholders are entitled to vote, subject to prior rights that may be applicable to any outstanding preferred stock and also subject to the restrictions described in the second following paragraph. The holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Subject to prior liquidation rights of any outstanding preferred stock, the holders of Common Stock are entitled to share in any distribution to stockholders upon the liquidation, dissolution or winding up of the Company.

                  The holders of Common Stock have no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock, including the shares offered hereby, are fully paid and non-assessable.

                  The stockholders of the Company may act upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company entitled to vote thereon, except in the instances summarized as follows, each of which (except where the transactions described in (a) - (d) below have been approved by a majority of directors independent of the Interested Stockholder (as defined below) also described therein or have met the valuation and procedural criteria set forth in paragraph 2 of Article FIFTH of the Restated Certificate of Incorporation) requires the affirmative vote of the holders of eighty percent (80%) of the issued and outstanding shares of the Company entitled to vote (without giving effect to any shares or votes cast by any beneficial owner of 10% or more of any class or series of voting stock (an "Interested Stockholder") described in (a) - (d) below):


                           (a) any merger or consolidation of the Company or any
subsidiary (collectively, the "Corporation") with (i) any Interested Stockholder or (ii) any other company, which is, of after such merger or consolidation would be, an Interested Stockholder;

                           (b) any  sale,  lease,  exchange,  mortgage,  pledge,
transfer or other disposition to or with an Interested Stockholder of any assets of the Corporation (including securities) having a fair market value of $1,000,000 or more, other than as properly approved remuneration or part of a bonus, employee stock ownership or similar plan;

                           (c) the  adoption  of any  plan or  proposal  for the
liquidation or dissolution of the Corporation proposed by or on behalf of or for the benefit of any Interested Stockholder; or

                           (d)   any    reclassification    of   securities   or
recapitalization of the Corporation, or any merger or consolidation of the Corporation, or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation which is owned by any Interested Stockholder; and, except in the following instances, each of which requires the affirmative vote of the holders of eighty percent (80%) of the issued and outstanding shares of the Company entitled to vote:

                                    (i)  any  action   altering,   amending   or
                  repealing the By- Laws of the Company or adopting new By-Laws; or

                                    (ii) any  amendment or repeal or adoption of
                  any  provisions   inconsistent  with  Articles  FIFTH  through
                  ELEVENTH of the Restated Certification of Incorporation.

Preferred Stock

                  The Company is authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), in one or more series, having such voting rights, dividend and liquidation rights and preferences, redemption, sinking fund and convertibility provisions, and certain other preferences, rights and provisions permitted in the Restated Certificate of Incorporation as the Board of Directors may fix in providing for the issuance of such series without any vote or action by stockholders. As of May 31, 1995, no shares of Preferred Stock had been issued or were outstanding.

Classification of Directors

                  The Company's Board is divided into three classes of directors: Class I; Class II; and Class III. Each class is to be as nearly as equal in number as possible. Directors in each class are elected for a term of three years and hold office until the Annual Meeting of Stockholders in the year in which the term of their office expires and until their successors are qualified. The Company currently has four directors, one director in each of Class I and Class II, and two directors in Class III.


                                 LEGAL MATTERS

                  Certain legal matters with respect to the shares of Common Stock offered hereby are being passed upon for the Company by Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York 10019-6076. Peter B. Hirshfield, a partner of Moses & Singer LLP, beneficially owns 8,800 shares of the Company's Common Stock.


                                    EXPERTS

                  The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  The General Corporation Law of the State of Delaware (the "GCL") provides for indemnification of any person (the "Indemnitee"), under certain circumstances, against reasonable expenses, including attorneys' fees, incurred in connection with the defense of a civil or criminal proceeding to which such person has been or has been threatened to have been made a party by reason of the fact that he is or was serving as a director, officer, employee or agent of the Company or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to the GCL, an indemnity may be provided for if the Indemnitee acted in good faith (and with respect to a criminal action or proceeding, had no reason to believe his conduct was unlawful) and in a manner reasonably believed to be in or not opposed to the best interests of the Company. With respect to any threatened, pending or completed action or suit by or in the right of the Company, the GCL provides that the Company may indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made if the Indemnitee shall have been adjudged to be liable to the Company unless specific court approval is obtained. The GCL further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise. The By-laws of the Company provide that the Company shall indemnify, and advance expenses to, any director, officer, employee or agent of the Company to the fullest extent permitted by law.

                  Under the GCL, the Company may maintain insurance policies covering the Company, any director or officer of the Company and any person serving at the request of the Company as a director or officer of any other entity. These insurance policies generally cover liabilities arising out of such service, including liabilities for which any such person may not be indemnified by the Company.

                  The foregoing summary is subject to the detailed provisions of the GCL and the Company's By-laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the
Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities offered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         No    person    has   been
authorized to give any  information
or to make  any  representation  in
connection  with the offering being
made hereby not  contained  in this
Prospectus,  and, if given or made,
such information or  representation
must not be  relied  upon as having
been  authorized.  This  Prospectus                  LCS INDUSTRIES, INC.
does  not  constitute  an  offer to
sell or solicitation of an offer to                  Up to a Maximum of
buy any of the  securities  offered            232,452 Shares of Common Stock
hereby in any jurisdiction in which
it is  unlawful  to make such offer
or     solicitation     in     such
jurisdiction.  Neither the delivery
of this  Prospectus  nor  any  sale
made  here-under  shall  under  any
circumstances create an implication
that information  herein is correct
as of any  time  subsequent  to the
date hereof.


         -----------------                        ---------------------

                                                        PROSPECTUS

         TABLE OF CONTENTS                        ---------------------

                                 Page

Available Information.............2
Information Incorporated
   by Reference...................3
The Company.......................4
Use of Proceeds...................4
Selling Stockholders..............4
Plan of Distribution..............5
Description of Securities.........6
Legal Matters.....................8
Experts...........................8
Indemnification of Officers
  and Directors...................8

         -----------------                            June 5, 1995

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 14.          Other Expenses of Issuance and Distribution

                  The following table sets forth expenses in connection with the issuance and distribution of the securities being registered hereunder, which expenses will be paid by the Company. All of the amounts shown are estimates.

         Securities and Exchange Commission Registration Fee......... $ 1,703.32

         Printing.................................................... $ 1,000.00

         Legal and Accounting Fees................................... $12,500.00
                                                                      ----------

                                                              Total   $15,203.32

Item 15.          Indemnification of Directors and Officers.

                  The   information   in  the   Prospectus   under  the  caption
"Indemnification of Officers and Directors" is incorporated by reference herein.

Item 16.  Exhibits.

                  The following documents are filed or incorporated by reference as Exhibits to this Registration Statement:

      Exhibit No.       Description
      -----------       -----------
        4(a)            Agreement dated April 1, 1993, by and among LCS Industries,
                        Inc., Catalog Resources, Inc., Gerald L. King, John A. Schenck,
                        Lawrence H. Morgan and Timothy H. Sylvester (incorporated by reference to the Current Report on Form 8-K of LCS Industries,
                        Inc. dated April 1, 1993)

        4(b)            Amendment No. 1 dated as of August 1, 1994 to Agreement
                        dated April 1, 1993 among LCS Industries,Inc., Catalog
                        Resources, Inc., Gerald L. King, John A. Schenck, Lawrence H.
                        Morgan and Timothy H. Sylvester (incorporated by reference to the Current Report on Form 8-K of LCS Industries, Inc. dated
                        September 13, 1994)

          5             Opinion of Moses & Singer LLP as to the validity of the shares of
                        Common Stock being registered hereby

      Exhibit No.       Description
      -----------       -----------
        23(a)           Consent of Deloitte & Touche LLP

        23(b)           Consent of Moses & Singer LLP (contained in their opinion in
                        Exhibit 5)

         24             Power of Attorney (included in the signature page)

Item 17.          Undertakings.

                  A.  The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include  any  prospectus  required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                  or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                    (iii) To include  any  material  information
                  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                           (2)  That,  for  the  purpose  of   determining   any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              LCS INDUSTRIES, INC.
                       REGISTRATION STATEMENT ON FORM S-3

                               INDEX TO EXHIBITS

                                                                                             Sequentially
        Exhibit Number                      Description                                      Numbered Page
        --------------                      -----------                                      -------------
             4(a)               Agreement dated April 1, 1993, by                                  N/A
                                and among LCS Industries, Inc.,                               (incorporated
                                Catalog Resources, Inc., Gerald L.                           by reference to
                                King, John A. Schenck, Lawrence                               Current Report
                                H. Morgan and Timothy H.                                       on Form 8-K
                                Sylvester                                                      dated April
                                                                                                 1,1993)

             4(b)               Amendment No. 1 dated as of                                        N/A
                                August 1, 1994 to Agreement                                   (incorporated
                                dated April 1, 1993 among LCS                                by reference to
                                Industries,Inc., Catalog Resources,                           Current Report
                                Inc., Gerald L. King, John A.                                  on Form 8-K
                                Schenck, Lawrence H. Morgan and                                   dated
                                Timothy H. Sylvester                                          September 13,
                                                                                                  1994)

              5                 Opinion of Moses & Singer LLP                                       20

            23(a)               Consent of Deloitte & Touche LLP                                    21

            23(b)               Consent of Moses & Singer
                                (included in Exhibit 5)                                             20

              24                Power of Attorney                                                   19

                                   SIGNATURES

The Registrant

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, and State of New Jersey on this 30th day of May, 1995.

                                                       LCS INDUSTRIES, INC.


                                                       By: /s/ Arnold J. Scheine
                                                           ---------------------
                                                           Arnold J. Scheine
                                                           President






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